UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Britannia Rd., East Mississauga, Ontario, Canada	L4W 4T5

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 795-6500 (813) 313-1732

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	COT	New York Stock Exchange
	BCB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 13, 2020, Cott Corporation (“Cott”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Cott Holdings Inc., a wholly owned subsidiary of Cott (“Holdings”), Fore Merger LLC, a wholly owned subsidiary of Holdings (“Merger Sub”), Fore Acquisition Corporation, a wholly owned subsidiary of Merger Sub (the “Purchaser”), and Primo Water Corporation (“Primo”).

Pursuant to the merger agreement, and upon the terms and subject to the conditions described therein, Purchaser will commence an exchange offer (the “offer”) to purchase all of the outstanding shares of common stock of Primo, par value $0.001 per share, in exchange for, at the election of the holder, (i) $14.00 in cash (the “cash consideration”), (ii) 1.0229 Cott common shares, no par value per share, plus cash in lieu of any fractional Cott common shares (the “stock consideration”), or (iii) $5.04 in cash and 0.6549 Cott common shares (the “mixed consideration”), in each case, without interest and less any applicable taxes required to be deducted or withheld in respect thereof ((i), (ii), and (iii) as applicable, the “transaction consideration”).

Primo stockholders who tender and do not properly withdraw their Primo shares into the offer and do not make a valid election will receive the mixed consideration for their Primo shares. Primo stockholders who elect the cash consideration or the stock consideration will be subject to proration to ensure that no more than 64.02% of the aggregate consideration in the offer will be paid in Cott common shares and no more than 35.98% of the aggregate consideration in the offer (as reduced by the Primo shares held by stockholders who have properly exercised and perfected appraisal rights under the General Corporation Law of the State of Delaware (“DGCL”)) will be paid in cash.

If the conditions to the offer are satisfied and the offer closes, Purchaser would acquire any remaining Primo shares by a merger of Purchaser with and into Primo (the “first merger”), with Primo surviving the first merger as a wholly owned subsidiary of Merger Sub. Immediately following the first merger, Primo will merge with and into Merger Sub, with Merger Sub being the surviving entity (the “second merger” and, together with the first merger, the “mergers”). Primo and Cott intend, for U.S. federal income tax purposes, that the offer and the mergers, taken together, will constitute a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”). Upon completion of the mergers, Primo’s common stock will cease to be traded on The Nasdaq Stock Market LLC.

The obligation of Purchaser to consummate the offer is subject to customary closing conditions, including (i) shares of Primo stock representing at least a majority of the then-outstanding shares of Primo stock having been validly tendered and not properly withdrawn, (ii) the expiration or termination of the waiting period applicable to the offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any injunction or other order issued by a court of competent jurisdiction prohibiting the consummation of the offer or the mergers and (iv) other customary conditions set forth in Annex I of the merger agreement. Accordingly, no vote of Primo stockholders will be required in connection with the mergers if Purchaser consummates the offer. The merger agreement contemplates that, if the offer is completed, the first merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of a merger without a stockholder vote as soon as practicable following the successful consummation of an offer for all of the outstanding stock of a corporation that has a class of stock listed on a national securities exchange. The consummation of the offer is not subject to any financing condition.

At the effective time of the first merger (the “first effective time”), each share of Primo stock issued and outstanding immediately prior to the first effective time (other than certain dissenting, converted and cancelled shares, but including shares paid to a holder of a vested Primo equity-based award (other than deferred stock unit awards) or Primo warrants immediately prior to the first effective time, as described further in the merger agreement) will be converted into the right to receive the transaction consideration (subject to the same proration applicable to the offer as described above), without interest, and net of any Primo shares equal in value to any applicable tax to be deducted or withheld in respect thereof.

The offer and the withdrawal rights of Primo’s stockholders will expire at 12:01 a.m. Eastern Time on the 21st business day after commencement of the offer, unless extended in accordance with the terms of the offer and the merger agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Primo Stock Options

Immediately prior to the first effective time, the portion of each Primo option that is then outstanding and unexercised and that has a per-share exercise price less than the amount of the cash consideration, to the extent vested in accordance with its terms as of the first effective time, will be settled and paid to such holder in Primo shares (net of any Primo shares equal in value to the aggregate exercise price thereof and any applicable tax to be deducted or withheld in respect thereof) at a per-share price equal to the cash consideration, and such holder will have the right to submit an election to receive transaction consideration with respect to such settled and paid Primo shares. Any vested Primo options with a per-share exercise price that is equal to or greater than the transaction consideration will be cancelled for no consideration.

At the first effective time, the portion of each Primo option that is outstanding and unexercised as of immediately prior to the first effective time, and has not vested in accordance with its terms, will be cancelled in exchange for an option issued, immediately following the first effective time, under Cott’s equity incentive plans, subject to the same vesting schedule in effect immediately prior to the first effective time, in each case, to purchase a number of Cott common shares equal to (a) the number of Primo shares subject to such unvested Primo option as of immediately prior to the first effective time, multiplied by (b) the equity award adjustment ratio, with an exercise price per share equal to (y) the exercise price per Primo share for which such Primo option was exercisable as of immediately prior to the first effective time, divided by (z) the equity award adjustment ratio. The “equity award adjustment ratio” is equal to 1.0229.

Primo Restricted Stock Units

Immediately prior to the first effective time, the portion of each Primo restricted stock unit award (“RSU”) that is then outstanding, to the extent vested in accordance with its terms as of the first effective time, will be settled and paid to such holder in Primo shares (net of any Primo shares equal in value to any applicable tax to be deducted or withheld in respect thereof) at a per-share price equal to the cash consideration, and such holder will have the right to submit an election to receive transaction consideration with respect to such settled and paid Primo shares.

At the first effective time, the portion of each Primo RSU that is outstanding as of immediately prior to the first effective time that is not vested will be cancelled in exchange for a restricted stock unit award issued, immediately following the first effective time, under Cott’s equity incentive plans, subject to the same vesting schedule in effect immediately prior to the first effective time, in each case, covering a number of Cott common shares that is equal to (i) the number of shares of Primo common stock subject to such unvested Primo RSU as of immediately prior to the first effective time, multiplied by (ii) the equity award adjustment ratio (after such conversion, “rollover RSUs”). Any rollover RSU issued will be subject to the same terms and conditions as set forth in the cancelled unvested Primo RSU to the extent such terms and conditions are required for compliance with Section 409A of the Code.

Other Primo Equity-Based Awards

Immediately prior to the first effective time, each vested long-term performance plan unit award then outstanding will be settled and paid to such holder in Primo shares (net of any Primo shares equal in value to any applicable tax to be deducted or withheld in respect thereof) at a per-share price equal to the cash consideration, and such holder will have the right to submit an election to receive transaction consideration with respect to such settled and paid Primo shares. At the first effective time, each unvested long-term performance plan unit award will be cancelled for no consideration.

Immediately prior to the first effective time, each deferred stock unit award will be cancelled in exchange for the right to receive cash (without interest and net of any applicable tax to be deducted or withheld in respect thereof) at a per-share price equal to the cash consideration.

Primo Warrants

Immediately prior to the first effective time, each warrant then outstanding and unexercised and that has a per-share exercise price less than the amount of the cash consideration will be settled and paid to such holder in Primo shares (net of any Primo shares equal in value to the aggregate exercise price thereof and any applicable tax to be deducted or withheld in respect thereof) at a per-share price equal to the cash consideration, and such holder will have the right to submit an election to receive transaction consideration with respect to such settled and paid Primo shares. Any warrant with an exercise price greater than the cash consideration will be cancelled for no consideration.

Cott’s board of directors has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement as required under applicable law. The mergers are not subject to the approval of Cott’s shareowners.

The merger agreement contains representations, warranties and covenants of Cott, Purchaser and Primo that are customary for a transaction of this nature, including among others, covenants regarding the conduct of their respective businesses during the pendency of the transactions contemplated by the merger agreement, public disclosures and the use of reasonable best efforts to cause the conditions to such transactions to be satisfied. In addition, Primo has agreed to use reasonable best efforts to obtain and deliver to Cott at or prior to the first effective time the resignation of each director and officer (exclusively from such officer’s constitutional officer position and not from employment) of Primo, and Cott has agreed to appoint two of Primo’s current directors to Cott’s Board of Directors after the mergers are consummated and to rebrand Cott’s corporate name under the name Primo Water Corporation.

Pursuant to the merger agreement, prior to the first effective time, Primo is not permitted to solicit, initiate or knowingly encourage or facilitate any alternative transaction proposals from third parties or to participate in any discussions or negotiations with third parties with respect to any alternative transaction proposals. Notwithstanding this limitation, prior to the acceptance time of the offer, subject to customary limitations and conditions, Primo may provide information and participate in discussions or negotiations with any third party from whom Primo receives an unsolicited alternative transaction proposal that Primo’s Board of Directors determines in good faith constitutes or would reasonably be expected to lead to a “superior offer” (as defined in the merger agreement). In addition, upon termination of the merger agreement under specified circumstances, including, among others, the termination by Cott in the event Primo’s Board of Directors withholds, modifies, or removes its recommendation of the Offer or by Primo in order to accept a “superior offer,” Primo must pay Cott a termination fee of $18.9 million in cash.

The foregoing description of the merger agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the merger agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the merger agreement has been included to provide security holders with information regarding its terms and is not intended to provide any factual information about Cott or Primo. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates; were solely for the benefit of the parties to the merger agreement; are not intended as statements of fact to be relied upon by security holders, but rather as a way of allocating the risk between the parties to the merger agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by security holders. Security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Cott, Purchaser or Primo. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Cott’s or Primo’s public disclosures.

Tender and Support Agreements

On January 13, 2020, in connection with the execution of the merger agreement, Cott and Purchaser entered into separate tender and support agreements (each, a “support agreement” and collectively, the “support agreements”) with each of Primo’s directors and executive officers (collectively, the “supporting stockholders”), who beneficially own, in the aggregate, approximately 10.4% of Primo common stock, as of January 10, 2020, to commit, among other things, to tender or cause to be tendered all outstanding shares of Primo common stock owned by such supporting stockholder no later than 10 business days following commencement of the offer. In connection with the support agreements, each of Primo’s directors and officers have entered into a side letter (the “side letters’) in which they have agreed to elect the stock consideration in exchange for their tendered shares (except to the extent of mixed consideration shares necessary to ensure that the overall transaction consideration payable to such holder includes sufficient cash to cover such holder’s withholding obligations on Primo shares vesting immediately prior to or in connection with the closing of the transactions contemplated by the merger agreement).

The foregoing description of the support agreements and side letters is qualified in its entirety by the full text of the forms of the agreements and side letters, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Commitment Letter

On January 13, 2020, in connection with the execution of the merger agreement, Cott also entered into a financing commitment letter (the “commitment letter”) with Deutsche Bank AG, New York Branch (the “commitment party”), pursuant to which the commitment party has committed, subject to the terms and conditions set forth therein, to lend Cott up to $400,000,000 for the purpose of financing the offer and the mergers, including but not limited to the transaction consideration and certain fees and expenses of Cott, Holdings, the Purchaser and Merger Sub.

The foregoing description of the commitment letter is qualified in its entirety by the full text of the commitment letter, which is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Additional Information and Where to Find It

This communication relates to a pending business combination between Cott and Primo. The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell shares, nor is it a substitute for any offer materials that the parties will file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the exchange offer is commenced, Cott and Purchaser will file an exchange offer statement on Schedule TO, Cott will file a registration statement on Form S-4 and Primo will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. Each of Cott and Primo also plan to file other relevant documents with the SEC regarding the proposed transaction. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO TENDER, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS), THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING DOCUMENTS, WILL CONTAIN IMPORTANT INFORMATION. PRIMO STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF PRIMO SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Tender, the related Letter of Transmittal and certain other exchange offer documents will be made available to all of Primo’s stockholders at no expense to them. The exchange offer materials and the Solicitation / Recommendation Statement will be made available for free on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Cott will be available free of charge under the heading of the Investor Relations section of Cott’s website at www.cott.com/investor-relations/. Copies of the documents filed with the SEC by Primo will be available free of charge under the SEC filings heading of the Investors section of Primo’s website at http://ir.primowater.com/.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve inherent risks and uncertainties and you are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. These statements can otherwise be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this communication include, but are not limited to, statements related to Cott’s and Primo’s plans, objectives, expectations and intentions with respect to the proposed transaction and the combined company, the anticipated timing of the proposed transaction, and the potential impact the transaction will have on Primo or Cott and other matters related to either or both of them. The forward-looking statements are based on assumptions regarding current plans and estimates of management of Cott and Primo. Such management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this communication include, among others: changes in expectations as to the closing of the transaction including timing and changes in the method of financing the transaction; the satisfaction of the conditions precedent to the consummation of the proposed transaction (including a sufficient number of Primo shares being validly tendered into the exchange offer to meet the minimum condition), the risk of litigation and regulatory action related to the proposed transactions, expected synergies and cost savings are not achieved or achieved at a slower pace than expected; integration problems, delays or other related costs; retention of customers and suppliers; and unanticipated changes in laws, regulations, or other industry standards affecting the companies; and other risks and important factors contained and identified in Cott’s and Primo’s filings with the SEC, including their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s and Primo’s Annual Reports on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the SEC. Forward-looking statements reflect the analysis of management of Cott and Primo as of the date of this communication. Neither Cott nor Primo undertakes to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 13, 2020, by and among Cott Corporation, Cott Holdings Inc., Fore Acquisition Corporation, Fore Merger LLC and Primo Water Corporation.

10.1	Form of Tender and Support Agreement, dated as of January 13, 2020, by and among Cott Corporation, Fore Acquisition Corporation and certain stockholders of Primo Water Corporation.

10.2	Form of Side Letter, dated as of January 13, 2020, by and among Cott Corporation, Fore Acquisition Corporation and certain stockholders of Primo Water Corporation.

10.3**	Commitment Letter, dated as of January 13, 2020, by and among Cott Corporation and Deutsche Bank AG, New York Branch.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.
**	Portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

January 13, 2020

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe Chief Legal Officer and Secretary